Exhibit 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Continued Strong Asset Gathering

Net New Client Assets of $17B, 10% Annualized Growth Rate
Diluted Earnings per Share of $0.39
Net Revenues of $812M

OMAHA, Neb., January 20, 2016 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the first quarter of fiscal 2016. The Company gathered approximately $17 billion in net new client assets, maintaining its double-digit net new client asset growth rate one quarter into its new year.

The Company’s results for the quarter ended Dec. 31, 2015 include the following: (1)

•	$0.39 earnings per diluted share, on net income of $212 million, consistent with last year

•	Net new client assets of approximately $17 billion, an annualized growth rate of 10 percent

•	Average client trades per day of approximately 438,000, an activity rate of 6.6 percent

•	Net revenues of $812 million, 58 percent of which were asset-based, consistent with last year

•	Record investment product fee revenue of $92 million, up 11 percent year over year

•	Pre-tax income of $331 million, or 41 percent of net revenues

•	EBITDA(2) of $387 million, or 48 percent of net revenues

•	Record interest rate-sensitive assets(3) of $110 billion, up 9 percent year over year

•	Client assets of approximately $695 billion, up 3 percent year over year

“Our first quarter of fiscal 2016 was strong,” said Fred Tomczyk, chief executive officer. “Asset gathering is going particularly well, as we delivered our second best quarter ever – and a double-digit annualized growth rate. With the Federal Reserve raising interest rates for the first time in nine years and continued execution on our growth strategy going well, we are well-positioned for the current environment. We will continue along our path, investing thoughtfully in growth and building our long-term earnings power for the benefit of our clients, shareholders and associates.”

“Interest rate-sensitive assets ended the quarter at a record $110 billion, driven largely by growth in client cash balances – both as a result of strong organic growth and shifting investor sentiment in an uncertain market environment,” said Steve Boyle, executive vice president and chief financial officer. “We were pleased with our ability to keep expenses in check for the quarter, starting slow and maintaining our flexibility to ramp up prudently for both seasonal and opportunistic investment initiatives later in the year. We were able to return $129 million to our shareholders in the quarter through cash dividends and share repurchases and remain focused on executing a disciplined return of capital strategy throughout the rest of the year.”

Capital Management
The Company paid $91 million in its first fiscal quarter, or $0.17 per share, in cash dividends. The Company also repurchased approximately 1 million shares of its common stock.

The Company has declared a $0.17 per share quarterly cash dividend, payable on Feb. 17, 2016 to all holders of record of common stock as of Feb. 3, 2016.

Company Hosts Conference Call
TD Ameritrade will host its December Quarter conference call this morning, Jan. 20, 2016, at 8:30 a.m. EST (7:30 a.m. CST). Participants may listen to the conference call by dialing 855-238-2333. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 877-344-7529 and entering the Conference ID 10076515 beginning at 10:30 a.m. EST (9:30 a.m. CST) on Jan. 20, 2016. The replay will be available until 9:00 a.m. EST (8:00 a.m. CST) on Jan. 28, 2016. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Thursday, Jan. 21, 2016.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. An official sponsor of the 2016 U.S. Olympic and Paralympic Teams, as well as an official sponsor of the National Football League, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at http://freshaccounts.amtd.com.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 20, 2015. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2See attached reconciliation of non-GAAP financial measures.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of Dec. 31, 2015.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$328	$364	$359
Asset-based revenues:
Insured deposit account fees	227	218	207
Net interest revenue	154	155	161
Investment product fees	92	82	83
Total asset-based revenues	473	455	451
Other revenues	11	12	9
Net revenues	812	831	819
Operating expenses:
Employee compensation and benefits	201	199	199
Clearing and execution costs	30	39	35
Communications	32	32	31
Occupancy and equipment costs	43	42	41
Depreciation and amortization	22	22	23
Amortization of acquired intangible assets	22	23	23
Professional services	37	39	37
Advertising	62	49	64
Other	20	26	22
Total operating expenses	469	471	475
Operating income	343	360	344
Other expense:
Interest on borrowings	12	13	9
Other	—	—	1
Total other expense	12	13	10
Pre-tax income	331	347	334
Provision for income taxes	119	131	123
Net income	$212	$216	$211
Earnings per share - basic	$0.39	$0.40	$0.39
Earnings per share - diluted	$0.39	$0.40	$0.39
Weighted average shares outstanding - basic	537	541	544
Weighted average shares outstanding - diluted	540	545	548
Dividends declared per share	$0.17	$0.15	$0.15

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Dec. 31, 2015	Sept. 30, 2015
Assets:
Cash and cash equivalents	$1,735	$1,978
Short-term investments	204	4
Segregated cash and investments	6,040	6,305
Broker/dealer receivables	1,022	862
Client receivables, net	12,409	12,770
Goodwill and intangible assets	3,106	3,128
Other	1,250	1,328
Total assets	$25,766	$26,375
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,049	$2,707
Client payables	16,105	16,035
Long-term debt	1,783	1,800
Other	855	930
Total liabilities	20,792	21,472
Stockholders' equity	4,974	4,903
Total liabilities and stockholders' equity	$25,766	$26,375

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
Key Metrics:
Net new assets (in billions)	$17.5	$16.2	$18.8
Net new asset growth rate (annualized)	10%	9%	11%
Average client trades per day	438,108	478,776	457,243
Profitability Metrics:
Operating margin	42.2%	43.3%	42.0%
Pre-tax margin	40.8%	41.8%	40.8%
Return on average stockholders' equity (annualized)	17.1%	17.4%	17.8%
EBITDA(1) as a percentage of net revenues	47.7%	48.7%	47.5%
Liquidity Metrics:
Interest on borrowings (in millions)	$12	$13	$9
Interest coverage ratio (EBITDA(1)/interest on borrowings)	32.3	31.2	43.2
Liquid assets available for corporate investing and financing activities(1) (in billions)	$0.6	$0.5	$0.7
Cash and cash equivalents (in billions)	$1.7	$2.0	$1.9
Transaction-Based Revenue Metrics:
Total trades (in millions)	27.6	30.6	28.8
Average commissions and transaction fees per trade	$11.90	$11.89	$12.45
Average client trades per funded account (annualized)	16.6	18.2	18.1
Activity rate - funded accounts	6.6%	7.3%	7.2%
Trading days	63.0	64.0	63.0
Order routing revenue (in millions)	$70	$76	$77
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$80.3	$78.2	$75.0
Average interest-earning assets (in billions)	22.2	21.6	19.5
Average spread-based balances (in billions)	$102.5	$99.8	$94.5
Insured deposit account fee revenue (in millions)	$227	$218	$207
Net interest revenue (in millions)	154	155	161
Spread-based revenue (in millions)	$381	$373	$368
Avg. annualized yield - insured deposit account fees	1.10%	1.09%	1.08%
Avg. annualized yield - interest-earning assets	2.71%	2.81%	3.23%
Net interest margin (NIM)	1.45%	1.46%	1.53%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.7	$5.7	$5.6
Average annualized yield	0.06%	0.02%	0.00%
Fee revenue (in millions)	$1	$0	$0
Market fee-based investment balances:
Average balance (in billions)	$152.9	$151.4	$145.1
Average annualized yield	0.23%	0.21%	0.22%
Fee revenue (in millions)	$91	$82	$83
Average fee-based investment balances (in billions)	$158.6	$157.1	$150.7
Average annualized yield	0.23%	0.20%	0.22%
Investment product fee revenue (in millions)	$92	$82	$83
(1) See attached reconciliation of non-GAAP financial measures.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,621,000	6,551,000	6,301,000
Funded accounts (end of period)	6,686,000	6,621,000	6,371,000
Percentage change during period	1%	1%	1%
Client assets (beginning of period, in billions)	$667.4	$702.3	$653.1
Client assets (end of period, in billions)	$695.3	$667.4	$672.4
Percentage change during period	4%	(5)%	3%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$6.2	$5.1	$5.3
Average annualized yield	0.09%	0.08%	0.13%
Interest revenue (in millions)	$1	$1	$2
Client margin balances:
Average balance (in billions)	$12.3	$12.6	$11.5
Average annualized yield	3.54%	3.57%	3.69%
Interest revenue (in millions)	$111	$115	$108
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.8	$0.9	$0.9
Average securities lending balance (in billions)	$2.4	$2.4	$2.3
Net interest revenue - securities borrowing/lending (in millions)	$41	$39	$51
Other cash and interest-earning investments:
Average balance (in billions)	$2.9	$3.0	$1.8
Average annualized yield	0.05%	0.03%	0.05%
Interest revenue - net (in millions)	$1	$0	$0
Client credit balances:
Average balance (in billions)	$14.0	$13.3	$12.2
Average annualized cost	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)
Average interest-earning assets (in billions)	$22.2	$21.6	$19.5
Average annualized yield	2.71%	2.81%	3.23%
Net interest revenue (in millions)	$154	$155	$161

NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended
	Dec. 31, 2015		Sept. 30, 2015		Dec. 31, 2014
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$387	47.7%	$405	48.7%	$389	47.5%
Less:
Depreciation and amortization	(22)	(2.7)%	(22)	(2.6)%	(23)	(2.8)%
Amortization of acquired intangible assets	(22)	(2.7)%	(23)	(2.8)%	(23)	(2.8)%
Interest on borrowings	(12)	(1.5)%	(13)	(1.6)%	(9)	(1.1)%
Provision for income taxes	(119)	(14.7)%	(131)	(15.8)%	(123)	(15.0)%
Net income	$212	26.1%	$216	26.0%	$211	25.8%

	As of
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Liquid assets available for corporate investing and financing activities	$571	$530	$581	$740	$731
Plus: Non-corporate cash and cash equivalents	934	909	1,116	662	1,519
Corporate liquidity maintained for operational contingencies	764	750	750	750	—
Less: Corporate short-term investments	(201)	—	—	(501)	—
Excess broker-dealer regulatory net capital	(333)	(211)	(214)	(371)	(373)
Cash and cash equivalents	$1,735	$1,978	$2,233	$1,280	$1,877
Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company's senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) corporate cash and cash equivalents and short-term investments, excluding an amount that is being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer and futures commission merchant subsidiaries under intercompany credit agreements and (b) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets available for corporate investing and financing activities is based on more conservative measures of broker-dealer net capital than regulatory requirements because we generally manage to higher levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require.